Exhibit 31.4
CERTIFICATION
     I, Gregory W. Schafer, Vice President and Chief Financial Officer of Onyx Pharmaceuticals, Inc., certify that:
1.     I have reviewed this Quarterly Report on Form 10-Q/A of Onyx Pharmaceuticals, Inc. (the “registrant”); and
2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: November 15, 2007	/s/ Gregory W. Schafer
Gregory W. Schafer
Vice President and Chief Financial Officer (Principal Financial Officer)